UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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CINEDIGM CORP.
(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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CINEDIGM CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 16, 2014

Dear Fellow Stockholders:
We invite you to attend the 2014 Annual Meeting of Stockholders of Cinedigm Corp., a Delaware corporation (the “Company”), which will be held on September 16, 2014, at 2:00 p.m., local time (the “Annual Meeting”), at the offices of Kelley Drye & Warren LLP, 10100 Santa Monica Boulevard, Suite 2300, Los Angeles, California 90067.  At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect eight (8) members of the Company’s Board of Directors to serve until the 2015 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).
2.	To amend the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to designate the additional shares as Class A Common Stock.
3.	To amend the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder.
4.
To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and to reduce the number of authorized shares of the Company’s Class A Common Stock, subject to the Board’s discretion.

5.	To approve, by non-binding advisory vote, executive compensation.
6.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015.
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 21, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT.  WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON.  HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS.  IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED.  IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT.  PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.  IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. McGurk
Chairman of the Board of Directors

New York, New York
Date:  August 7, 2014

CINEDIGM CORP.
902 Broadway, 9th Floor
New York, New York 10010
_________________________________

PROXY STATEMENT
_________________________________
2014 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 16, 2014

GENERAL

This Proxy Statement is being furnished to the stockholders of CINEDIGM CORP. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).  The proxies are for use at the 2014 Annual Meeting of Stockholders of the Company to be held on Tuesday, September 16, 2014, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at the offices of Kelley Drye & Warren LLP, 10100 Santa Monica Boulevard, Suite 2300, Los Angeles, California 90067.  The Company’s telephone number is (212) 206-8600.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

The shares represented by your proxy will be voted as indicated on your properly executed proxy.  If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal One), unless you specifically withhold authority to vote for one or more of the director nominees, if you are a record holder of your shares.  If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.

FOR amending the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance and to designate the additional shares as Class A Common Stock (Proposal Two).

FOR amending the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder (Proposal Three).

FOR authorizing an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split and to reduce the number of authorized shares of the Company’s Class A Common Stock, subject to the Board’s discretion (Proposal Four).

FOR the approval of the non-binding advisory vote on executive compensation (Proposal Five).

FOR ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015 (Proposal Six).

The Company knows of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about August 7, 2014.

VOTING SECURITIES

Stockholders of record at the close of business on July 21, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 76,737,883 shares of the Company’s Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Class A Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.  If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum.  Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.  Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted.  Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2015 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than April 4, 2015.  Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act.  Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2014 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after June 18, 2015.  All stockholder proposals must be made in writing addressed to the Company’s Secretary, Mr. Loffredo, at 902 Broadway, 9th  Floor, New York, New York 10010.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile.  The cost of soliciting proxies will be borne by the Company.  The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports.  “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family.  This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs.  The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company.  Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials.  Any such written request should be directed to Investor Relations at 902 Broadway, 9th Floor, New York, New York 10010, (212) 206-8600.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are primarily available to stockholders on the Internet, as permitted by the rules of the Securities and Exchange Commission (the “SEC”).  A Notice of Internet Availability of Proxy Materials will be mailed to shareholders beginning approximately August 7, 2014, and this Proxy Statement and form of proxy, together with our Annual Report on Form 10-K, are first being made available to shareholders beginning approximately August 7, 2014.  The Annual Report, which has been posted along with this Proxy Statement, is not a part of the proxy solicitation materials.  Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of such Annual Report (without exhibits).  Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided.  Any such written request should be directed to the Company’s Secretary at 902 Broadway, 9th Floor, New York, New York 10010 or (212) 206-8600.

ELECTRONIC ACCESS TO PROXY MATERIALS

This year we are pleased to again apply the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to stockholders primarily over the Internet.  We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources.  We encourage you to vote via the Internet by following the links to the Proxy Statement and Annual Report, which are both available at www.proxyvote.com.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of eight (8) directors, all of whom have been nominated for re-election.  The Board currently has two vacancies, for which the Nominating Committee is seeking to identify candidates.  Stockholders and their proxies cannot vote for more than eight (8) persons at the Annual Meeting.  Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected.  At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until their successors are elected or until their earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting.  A “plurality” means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.  If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.  Certain information about the nominees to the Board is set forth below.

Christopher J. McGurk, 57, has been the Company’s Chief Executive Officer and Chairman of the Board since January 2011.  Mr. McGurk was the founder and Chief Executive Officer of Overture Films from 2006 until 2010 and also the Chief Executive Officer of Anchor Bay Entertainment, which distributed Overture Films’ products to the home entertainment industry.  From 1999 to 2005, Mr. McGurk was Vice Chairman of the Board and Chief Operating Officer of Metro-Goldwyn-Mayer Inc. (“MGM”), acting as the company’s lead operating executive until MGM was sold for approximately $5 billion to a consortium of investors.  Mr. McGurk joined MGM from Universal Pictures, where he served in various executive capacities, including President and Chief Operating Officer, from 1996 to 1999.  From 1988 to 1996, Mr. McGurk served in several senior executive roles at The Walt Disney Studios, including Studios Chief Financial Officer and President of The Walt Disney Motion Picture Group.  Mr. McGurk currently serves as a director of BRE Properties, Inc. and has previously served on the boards of DivX Inc., DIC Entertainment, Pricegrabber.com, LLC and MGM Studios, Inc.  Mr. McGurk’s extensive career in various sectors of the theatrical production and exhibition industry will provide the Company with the benefits of his knowledge of and experience in this field, as well as his wide-spread contacts within the industry.

Adam M. Mizel, 44, has been the Company’s Chief Operating Officer and, until June 9, 2014, was Chief Financial Officer, since October, 2011.  He had previously served as Chief Financial Officer and Chief Strategy Officer since August 2009 and as Interim Co-Chief Executive Officer from June 2010 through December 2010, and has been a member of the Board since March 2009.  From 2005 to 2012, Mr. Mizel was the Managing Principal at Aquifer Capital Group, LLC.  Previously, Mr. Mizel was Managing Director and Chief Operating Officer of Azimuth Trust, LLC, an alternative asset management firm from 2001 until 2005.  Prior to that, he was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group.  Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991.  Mr. Mizel, having investment experience in the Company’s and other industries, is familiar with relevant financing structures and the financial environment of the Company.

Gary S. Loffredo, 49, has been the Company’s President of Digital Cinema, General Counsel and Secretary since October 2011.  He had previously served as  Senior Vice President -- Business Affairs, General Counsel and Secretary since 2000 and as Interim Co-Chief Executive Officer from June 2010 through December 2010, and has been a member of the Board since September 2000.  From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas d/b/a Clearview Cinemas.  At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts.  He was also significantly involved in the business evaluation of Cablevision Cinemas’ transactional work, including site selection and analysis, negotiation and new theater construction oversight.  Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.  Having been with the Company since its inception and with Clearview Cinemas prior thereto, Mr. Loffredo has over a decade of experience in the cinema exhibition industry, both on the movie theatre and studio sides, as well as legal training and general business experience, which skills and understanding are beneficial to the Company.

Peter C. Brown, 55, has been a member of the Board since September 2010.  He is Chairman of Grassmere Partners, LLC, a private investment firm, which he founded in 2009.  Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc. (“AMC”), one of the world’s leading theatrical exhibition companies, from July 1999 until his retirement in February 2009.  He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999 and Senior Vice President and Chief Financial Officer from 1991 to 1997.  Mr. Brown founded Entertainment Properties Trust, served as Chairman of the Board of Trustees from 1997 to 2003 and is currently a director.  Mr. Brown also serves as a director of CenturyLink.  During the past five years, Mr. Brown served on the boards of National CineMedia, Inc. and Midway Games, Inc.  Mr. Brown’s extensive experience in the theatrical exhibition and entertainment industry provides the Board with valuable knowledge and experience specifically compatible with the Company’s business.

Wayne L. Clevenger, 71, has been a member of the Board since October 2001.  He has more than 25 years of private equity investment experience.  He has been a Managing Director of MidMark Equity Partners II, L.P.

(“MidMark”), a private equity fund, since 1989.  Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited.  Mr. Clevenger served as a director of Clearview Cinema from May 1996 to December 1998.  Mr. Clevenger has financial expertise and experience with the Company as it has developed with the digital cinema industry and, as such, is able to provide the Company with unique insight and guidance.

Matthew W. Finlay, 47, has been a member of the Board since October 2001.  Since 1997, Mr. Finlay has been a director of MidMark.  Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997.  Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners.  Mr. Finlay has financial expertise and experience with the Company as it has developed with the digital cinema industry and, as such, is able to provide the Company with unique insight and guidance.

Martin B. O’Connor II, 55, has been a member of the Board since March 2010.  Mr. O’Connor is the Managing Partner of the law firm of O’Connor, Morss & O’Connor, P.C., where he has practiced law since 1985.  He focuses on advising his clients and their business interests regarding strategic planning, ownership and wealth management issues, as well as advising their family offices.  His varied professional experiences have resulted in a practice representing individuals and entities in the financial, real estate, entertainment, sport and agricultural sectors.  During the past five years, Mr. O’Connor served as a director of Rentrak Corporation and Digital Cinema Destinations Corp.  He brings to the Board a varied range of legal and professional experience and working relationships with global brands.

Laura Nisonger Sims, 35, has been a member of the Board since September 2009.  Since 2008, Ms. Sims has been a principal of Sageview Capital L.P., whose affiliate, Sageview Capital Master, L.P., is one of the Company’s largest investors.  Prior to joining Sageview, Ms. Sims was with TPG Capital L.P. from 2003 until 2006, where she focused on leveraged buyout transactions across a range of industries.  Prior to joining TPG, Ms. Sims was an analyst at Goldman, Sachs & Co. in the Communications, Media and Entertainment group of the Investment Banking Division.  Ms. Sims’ experience in investing in the entertainment industry, as well as her general financial and investment experience, is beneficial to the Board.  In addition, as a principal of one of the Company’s largest investors, she brings to the Board the perspective of a major stakeholder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO
AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO
INCREASE THE AMOUNT OF STOCK AUTHORIZED
AND TO DESIGNATE THE ADDITIONAL SHARES
AS CLASS A COMMON STOCK

The Company’s Certificate of Incorporation currently authorizes the issuance of a total of 135,000,000 shares of capital stock.  Of such shares, 118,759,000 are designated as Class A Common Stock; 1,241,000 are designated as Class B Common Stock; and 15,000,000 are designated as preferred stock.  As of July 21, 2014, there were 76,737,883 shares of Class A Common Stock issued and outstanding and 51,440 shares of Class A Common Stock issued but not outstanding, which shares are held in treasury and are available for re-issuance by the Company.  As of July 21, 2014, there were no shares of Class B Common Stock issued and outstanding, and no remaining shares of Class B Common Stock available for issuance.  With respect to the 15,000,000 shares of authorized preferred stock, 20 are designated as Series A 10% non-voting cumulative preferred stock, of which seven (7) are issued and outstanding and one (1) was issued but is no longer outstanding, and 1,000,000 are designated as Series B Junior Participating Preferred Stock, none of which are issued or outstanding.

In addition to the 76,737,883 shares of Class A Common Stock currently outstanding and without giving effect to any approval by the Company’s shareholders of Proposal Four in this Proxy Statement, the Company has 29,167,521 shares of Class A Common Stock reserved for issuance pursuant to (a) the exercise of outstanding warrants, (b) the Company’s Second Amended and Restated Equity Incentive Plan (the “Plan”),

including outstanding stock options granted thereunder, and (c) the exercise of outstanding inducement stock options that were granted outside of the Plan.

The aggregate number of outstanding and reserved shares of Class A Common Stock is 105,905,404, leaving only 12,853,596 shares of Class A Common Stock for future issuances.  Such future issuances could include the sale of securities in order to raise capital, the payment of consideration in acquisitions, additional shares issued in connection with grants made to employees under new or expanded existing compensation plans or arrangements, and other uses not currently anticipated.  Accordingly, the Company is proposing to increase the number of authorized shares of the Company’s stock by 91,241,000, from 135,000,000 to 226,241,000 shares with all of the additional shares being designated as Class A Common Stock, so that the number of shares of Class A Common Stock would increase from 118,759,000 to 210,000,000 shares.  The language of the new Section 4.1 of the Certificate of Incorporation which would be contained in an amendment increasing the number of authorized shares of common stock by 91,241,000 and designating such additional shares as Class A Common Stock, thereby increasing the number of shares designated as Class A Common Stock to 210,000,000, is attached hereto as Appendix A.  The Company believes that such increase and designation is in the best interests of the Company and its stockholders, as it would provide the Company with flexibility and alternatives in structuring future transactions, and that it would be detrimental to the Company and its stockholders if the Company were unable to issue shares of Class A Common Stock at such times and upon terms as the Board deems necessary or appropriate.

This amendment would not change any of the rights, restrictions, terms or provisions relating to the Class A Common Stock or the preferred stock.  Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to this amendment.  The Company will not independently provide stockholders with any such right.  Additionally, holders of Class A Common Stock do not have any preemptive rights with respect to the issuance of Class A Common Stock.

Future issuances of Class A Common Stock could affect stockholders.  Any future issuance of Class A Common Stock, other than on a pro-rata basis, would dilute the percentage ownership and voting interest of the then current stockholders.

There is a potential anti-takeover effect with respect to this amendment.  The increased number of unissued and authorized shares of Class A Common Stock could, under certain circumstances, have an anti-takeover effect by, for example, permitting issuances that would dilute the percentage ownership and voting interest of a person seeking to effect a change in the composition of the Board, contemplating a tender or exchange offer or contemplating the combination of the Company with another company.  However, this amendment is not being proposed in response to any effort of which management is aware to accumulate Class A Common Stock or obtain control of the Company.  Other than this amendment, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

The Company does not have any plans, proposals or arrangements to issue for any purpose, including future acquisitions and/or financings, any of the shares of Class A Common Stock that would become newly available for issuance following the increase of the Company’s authorized shares of Class A Common Stock.

This proposal requires approval by a majority of the votes entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF STOCK AUTHORIZED AND TO DESIGNATE THE ADDITIONAL SHARES AS CLASS A COMMON STOCK.

PROPOSAL THREE
AMENDMENT TO SECOND AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A
COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

Our Board adopted the Company’s 2000 Equity Incentive Plan (as subsequently amended, “the Plan”), on June 1, 2000 and, in July 2000, our stockholders approved the Plan by written consent.  The Plan has been amended and restated various times since its inception.  Under the Plan, we may grant incentive and nonqualified stock options, stock, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance awards and other equity-based awards.  The Plan is administered by the Compensation Committee and currently has an expiration date of June 1, 2020.

The Plan currently authorizes up to 9,300,000 shares of the Company’s Class A Common Stock for issuance pursuant to awards made under the Plan.  The Company believes that the availability of an additional 5,000,000 shares of the Company’s Class A Common Stock under the Plan is in the best interests of the Company and its stockholders because the availability of an adequate equity incentive program is an important factor in attracting and retaining qualified officers, directors and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders.  The increase in the number of shares of Class A Common Stock available for issuance under the Plan will permit the Company to continue the operation of the Plan for the benefit of new participants (either new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants.  Participants under the Plan may include officers, directors and employees of the Company, as well as consultants to the Company under certain circumstances.

Pursuant to this proposal, in the form of the amendment attached hereto as Appendix B, the Board proposes to amend the Plan to increase the number of shares of Class A Common Stock authorized for issuance under the Plan from 9,300,000 to 14,300,000.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting. If approved by stockholders, the proposed amendment to the Plan would become effective promptly after such approval.  As of July 21, 2014, 2,953,104 shares had been issued under the Plan (upon stock grants, settlements of restricted stock units and exercise of stock options) and stock option grants under the Plan covering 6,022,295 shares of Class A Common Stock were outstanding, resulting in only 324,601 shares remaining available for future grants under the Plan. If the proposed amendment to the Plan is not approved, the Plan will continue as currently in effect until otherwise amended in accordance with its terms.

Under the Plan, no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year.  Options granted under the Second Amended and Restated Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer.  Options granted under the Plan generally vest over periods up to three years.  The Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual.

The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive and non-statutory stock options granted under the Second Amended and Restated Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee, except for consultants who may receive fully vested awards for services already performed.  The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee.  Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable.  In connection with the grants of options under the Plan, the Company and the participants have executed stock option agreements setting forth the terms of the grants.  Options covering no more than 500,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 500,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

The Plan also provides for the granting of Class A Common Stock, restricted Class A Common Stock, stock appreciation rights, restricted stock units and performance awards.  Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants.  Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time.  Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof.  Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants.  Restricted stock units (“RSUs”) shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine.  Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met.  Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months.  Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award.  The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

Our Class A Common Stock is listed for trading on The Nasdaq Global Market (“Nasdaq”)  under the symbol “CIDM”.  The last reported closing price per share of our Class A Common Stock as reported by Nasdaq on July 21, 2014 was $____ per share.

If this Proposal Three is approved by stockholders but Proposal Two is not approved by stockholders, the Board will determine whether the Plan should be increased by fewer than 3,000,000 shares in light of the number of available authorized shares of Class A Common Stock.

The Company does not have any plans, proposals or arrangements to make grants or issue any of the shares of Common Stock that would become newly available for issuance under the Plan following the increase proposed in this Proposal Three, other than grants and issuances made in the ordinary course.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below.  The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.  Tax consequences will also vary depending upon the jurisdiction where the recipient of the award may reside.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, provided that the optionee may incur alternative minimum tax liability upon exercise.  The optionee will, however, recognize taxable income in the year in which the purchased shares of Class A Common Stock are sold or otherwise made the subject of a taxable disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares of Class A

Common Stock for more than two (2) years after the option grant date and more than one (1) year after the exercise date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares.  If there is a disqualifying disposition of the shares of Class A Common Stock (or the option otherwise ceases to qualify as an incentive stock option), then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares of Class A Common Stock (or the option otherwise ceases to qualify as an incentive stock option), then the Company will be eligible for an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee with respect to the exercised option.  Otherwise the Company will not be allowed a deduction with respect to the purchased shares of Class A Common Stock.

Nonqualified Stock Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option.  The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares of Class A Common Stock on the exercise date over the exercise price paid for the shares, and tax withholding requirements will apply to such income.

The Company will be eligible for an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option, subject to certain limitations described below.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Restricted Shares

A recipient will not be taxed at the date of an award of restricted shares, provided that the restricted shares are subject to substantial risk of forfeiture, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse.  However, the recipient of restricted shares may elect, within 30 days after transfer of such shares to the recipient, under Section 83(b) of the Internal Revenue Code, to include in income, at ordinary income tax rates, the fair market value of the restricted shares as of the date of such transfer.  At the time the shares are included in income, the Company will be eligible for a corresponding deduction, subject to certain limitations described below.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).

Stock Appreciation Rights

A recipient who is granted a SAR will not recognize any taxable income on the receipt of the SAR.  Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the SAR and (b) the Company will be eligible for a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient, subject to certain limitations described below.

Restricted Stock Units

A recipient who is granted an RSU will not recognize any taxable income on the receipt of the RSU.  Upon the vesting of an RSU, (a) the recipient will recognize ordinary income equal to the cash paid or the fair market value of the shares issued at the time the RSUs are paid out and (b) the Company will be eligible for a deduction in an amount equal to the ordinary income recognized by the recipient, subject to certain limitations described below.

Performance Awards and Stock Awards

A recipient will recognize ordinary income equal to any cash that is paid and the fair market value of the Class A Common Stock (on the date that the shares are first transferable and not subject to a substantial risk of forfeiture) that is received in settlement of an award of performance units or as a stock award and the Company will be eligible for a deduction in an amount equal to the ordinary income recognized by the recipient, subject to certain limitations described below.

Effects on the Company

The Company generally will be eligible for a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock, restricted stock units, or the settlement of a performance award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million).  The amount of the deduction is equal to the ordinary income recognized by the recipient.  The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option unless the recipient has made a “disqualifying disposition” of the shares acquired on exercise of the incentive stock option or the option otherwise ceased to qualify as an incentive stock option, in which case the Company will be entitled to a deduction at the same time and in the same amount as the recipient’s recognition of ordinary income.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER.

PROPOSAL FOUR
APPROVAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF
AUTHORIZED SHARES OF THE COMPANY’S CLASS A COMMON STOCK, SUBJECT TO
THE BOARD’S DISCRETION

The Board has approved, and is hereby soliciting stockholder approval of, an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Class A Common Stock at a ratio of not less than one-for-two and not more than one-for-ten, subject to the Board’s discretion to determine, without any further action by stockholders, not to proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its stockholders. The language of the new Section 4.1 of the Certificate of Incorporation which would be contained in an amendment is set forth in Appendix C to this Proxy Statement (the “Reverse Stock Split Amendment”). A vote for this Proposal Four will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of shares of Class A Common Stock between and including two and ten into one share of Class A Common Stock and will grant the Board the authority to select which of the approved exchange ratios within that range will be implemented. If stockholders approve this proposal, the Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment is approved by stockholders and has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the date on which the stockholders approved it, the Board will abandon the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would reduce the number of authorized shares of our Common Stock as set forth below but would not change the par value of a share of our Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Because there are no shares of Class B common stock outstanding and no shares of Class B common stock remaining authorized for issuance, the Class B common stock will not be affected by the reverse stock split.

The Board believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this Proposal Four, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in the Company’s and its stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select a specific ratio within the range. These determinations will be made by the Board with the intention to create the greatest marketability for our Common Stock based upon prevailing market conditions at that time.

The Board reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interest of the Company and its stockholders.

Purpose of the Reverse Stock Split Amendment

The purpose of the reverse stock split is to increase the per share trading value of the Class A Common Stock. The Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Class A Common Stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement a reverse stock split.

A reverse stock split would allow a broader range of institutions to invest in the Class A Common Stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing the trading volume and liquidity of the Class A Common Stock. A reverse stock split would also help increase analyst and broker interest in the Class A Common Stock, as their policies can discourage them from following or recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stock, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the Class A Common Stock. The reverse stock split will affect all holders of the Class A Common Stock uniformly and will not affect any stockholder’s percentage ownership interest, or voting power, in the Company (subject to the treatment of fractional shares). As described below, holders of Class A Common Stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of the Class A Common Stock to the extent there are at the time the reverse stock split is effected, stockholders who would otherwise receive less than one share of Class A Common Stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split Amendment will be that:

•
depending on the ratio for the reverse stock split selected by the Board, each two or ten shares of Class A Common Stock owned by a stockholder, or any whole number of shares of Common Stock between two and ten, as determined by the Board, will be combined into one new share of Class A Common Stock;

•
the number of shares of Class A Common Stock issued and outstanding will be reduced from approximately 76,000,000 to a range of approximately 38,000,000 to 7,600,000, depending upon the reverse stock split ratio selected by the Board;

•
the number of authorized shares of Class A Common Stock will be reduced from 118,759,000 (or 210,000,000 if the Company’s stockholders approve Proposal Two described in this Proxy Statement) to a range of approximately 59,379,500 to 11,875,900 (or 105,000,000 to 21,000,000 if Proposal Two is approved) depending upon the reverse stock split ratio chosen by the Board;

•
because the number of issued and outstanding shares of Class A Common Stock will decrease as result of the reverse stock split, the number of authorized but unissued shares of Common Stock may increase on a relative basis. These additional shares of authorized Common Stock would be available for issuance at the discretion of the Board from time to time for corporate purposes such as raising additional capital and settling outstanding obligations, acquisitions of companies or assets and sales of Class A Common Stock or securities convertible into or exercisable for Class A Common Stock. The Company believes that the availability of the additional shares would provide the Company with additional flexibility to meet business and financing needs as they arise;

•
based upon the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, and other convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into, shares of Class A Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

•
the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by the Board.

If Proposal Two is Not Approved.

The table below illustrates the effect, as of July 21, 2014 and assuming that Proposal Two is not approved so that the number of authorized shares of  capital stock remains at 135,000,000 and the number of authorized shares designated as Class A Common Stock remains at 118,759,000, of a reverse stock split at certain ratios on (i) the shares of Class A Common Stock outstanding; (ii) the shares of Class A Common Stock reserved for issuance, (iii) the reduced number of total authorized shares of Class A Common Stock under our Certificate of Incorporation, and (iv) the resulting number of shares of Class A Common Stock available for issuance:

	Shares Outstanding	Shares Reserved for Issuance	Total Authorized Shares	Shares Authorized and Available (% of total authorized)
Prior to Reverse Stock Split	76,737,883	29,167,521	118,759,000	12,853,596 (10.8%)
One-for-two	38,368,941	14,583,760	59,379,500	6,426,798
				(10.8%)
One-for-five	15,347,576	5,833,504	23,751,800	2,570,720
				(10.8%)
One-for-ten	7,673,788	2,916,752	11,875,900	1,285,360
				(10.8%)

If Proposal Two is Approved.

The table below illustrates the effect, as of July 21, 2014 and assuming that Proposal Two is approved so that the number of authorized shares of capital stock is increased to 226,241,000 and the number of authorized shares designated as Class A Common Stock is increased to 210,000,000, of a reverse stock split at certain ratios on (i) the shares of Class A Common Stock outstanding; (ii) the shares of Class A Common Stock reserved for issuance, (iii) the reduced number of total authorized shares of Class A Common Stock under our certificate of incorporation, and (iv) the resulting number of shares of Class A Common Stock available for issuance:

	Shares Outstanding	Shares Reserved for Issuance	Total Authorized Shares	Shares Authorized and Available (% of total authorized)
Prior to Reverse Stock Split	76,737,883	29,167,521	210,000,000	104,094,596 (49.6%)
One-for-two	38,368,941	14,583,760	105,000,000	6,426,798
				(49.6%)
One-for-five	15,347,576	5,833,504	42,000,000	2,570,720
				(49.6%)
One-for-ten	7,673,788	2,916,752	21,000,000	10,409,459
				(49.6%)

Certain Risks Associated with the Reverse Stock Split

•
If the reverse stock split is effected and the market price of the Class A Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Class A Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•
There can be no assurance that the reverse stock split will result in any particular price for the Class A Common Stock. As a result, the trading liquidity of the Class A Common Stock may not necessarily improve.

•
There can be no assurance that the market price per share of the Class A Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of the Class A Common Stock outstanding before the reverse stock split. For example, based on the closing price of the Class A Common Stock on July 21, 2014 of $_____ per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-five, there can be no assurance that the post-split market price of the Class A Common Stock would be $_____ or greater. Accordingly, the total market capitalization of the Class A Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Class A Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•
Because the number of issued and outstanding shares of Class A Common Stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of Class A Common Stock may increase on a relative basis. If the Company issues additional shares of Class A Common Stock, then the ownership interest of the Company’s current stockholders would be diluted, possibly substantially.

•
There are certain agreements, plans and proposals that may have material anti-takeover consequences. The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Class A Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. In addition, the Company has amended its Certificate of Incorporation to impose restrictions on transfer of the Class A Common Stock under certain circumstances (the “NOL Charter Provision”). The purpose of the NOL Charter Provision relates to protecting the Company’s ability to utilize its net operating loss carryforwards for federal income tax purposes. However, the NOL Charter Provision could have anti-takeover effects in that it may deter or prevent certain acquisitions or transfers of Class A Common Stock that would result in an individual or entity (together with its affiliates and associates) from becoming a holder of 5% or more of the then outstanding Class A Common Stock or increase the ownership percentage of an existing holder of 5% or more of the then outstanding Class A Common Stock (together with its affiliates and associates). One of our stockholders, Sageview Capital,  has the ability to acquire approximately 17%  of the Class A Common Stock (assuming the shares outstanding as of the date of this Revised Proxy Statement) upon the exercise of warrants, which may deter others from acquiring large amounts of Company securities. Further, Sageview Capital is entitled to participate in certain issuances of equity of the Company in order to maintain its ownership percentage of Company securities, which right may have the anti-takeover effect of preventing other persons or entities from acquiring large amounts of Company securities.

•
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Class A Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Board intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of the Class A Common Stock and if the implementation of the reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders.

Effective Time

The proposed reverse stock split would become effective as of 11:59 p.m., Eastern Time (the “Effective Time”), on the date of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of the Class A Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of stockholders, into a lesser number of shares of the Class A Common Stock calculated in accordance with the reverse stock split ratio determined by the Board.

After the Effective Time, the Class A Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. The Class A Common Stock will continue to be listed on the Nasdaq Global Market under the symbol “CIDM”, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Class A Common Stock, prevailing market conditions and the likely effect on the market price of the Class A Common Stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the Class A Common Stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the Company’s transfer agent for the registered stockholders will aggregate all fractional shares of Class A Common Stock and arrange for them to be sold as soon as practicable after the Effective Time at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. The Company expects that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Class A Common Stock. After completing the sale, stockholders will receive a cash payment from the transfer agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, stockholders will have no further interests in the Company with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Effect on Beneficial Holders of Class A Common Stock (i.e. stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Class A Common Stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of the Class A Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Class A Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Class A Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Class A Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Class A Common Stock held following the reserve stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing the check, stockholders will warrant that they owned the shares of Class A Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is received.

Effect on Certificated Shares

Stockholders holding shares of Class A Common Stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the Class A Common Stock (“Old Certificates”), to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Class A Common Stock (“New Certificates”). No New Certificate will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of Class A Common Stock to which they are entitled as a result of the reverse stock split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Class A Common Stock, as applicable, to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on its back, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.
If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares”.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of the Class A Common Stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to Class A Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Class A Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to holders of the Common Stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	stockholders that are not U.S. holders;
•	financial institutions;
•	insurance companies;
•	tax-exempt organizations;
•	dealers in securities or foreign currencies;
•	persons whose functional currency is not the U.S. dollar;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons who own more than 5% of the Company’s outstanding stock;
•	persons that hold the Common Stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction; and
•	U.S. holders who acquired their shares of Class A Common Stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of the reverse stock split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of the Common Stock are urged to consult with their own tax advisors as to the tax consequences of the reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of the Common Stock that for U.S. federal income tax purposes is:

•	an individual that is a citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;
•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or
•
a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

Cash Received in Lieu of Fractional Shares

A U.S. holder that receives cash in lieu of a fractional share of Class A Common Stock in the reverse stock split will generally be treated as having received such fractional share and then as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split Class A Common Stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the Class A Common Stock exchanged therefor was greater than one year as of the date of the exchange. Under certain circumstances, the cash might instead be treated as a return of capital or, if the Company has current or accumulated earnings and profits, a dividend.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the Class A Common Stock received in the reverse stock split will equal such stockholder’s aggregate tax basis in the Common Stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split Class A Common Stock for which cash is received. The holding period for the shares of the Class A Common Stock received in the reverse stock split generally will include the holding period for the shares of the Common Stock exchanged therefor.

The Company does not have any plans, proposals or arrangements to issue for any purpose, including future acquisitions and/or financings, any of the authorized shares of Class A Common Stock that would become newly available for issuance following the reverse stock split.

This proposal requires approval by a majority of the votes entitled to vote at the Annual Meeting.

This Proposal Four is not conditioned upon the approval by stockholders of Proposal Two in this Proxy Statement. If Proposal Four is approved by stockholders and Proposal Two is rejected by stockholders, Proposal Four will take effect, subject to the Board’s right to abandon its implementation, as described herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF SHARES OF THE COMPANY’S AUTHORIZED CLASS A COMMON STOCK, AT THE BOARD’S DISCRETION.

PROPOSAL FIVE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”), enable our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail in the section entitled, “Compensation Discussion and Analysis”, we believe that executive compensation should be focused on promoting Company performance and stockholder value.  To achieve these goals our executive compensation program emphasizes pay for performance and aligning the interests of our executives with those of our stockholders through the use of long-term incentives and the encouragement of equity ownership.  In addition, our executive compensation program is designed to allow us to recruit, retain and motivate employees who play a significant role in our current and future success.  Please read the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and accompanying narrative for a detailed description of the fiscal year 2014 compensation of our named executive officers.  We believe that the 2014 compensation of each of our named executive officers was reasonable and appropriate and aligned with the Company’s 2014 results and the achievement of the objectives of our executive compensation program.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers.  This vote is advisory only and is not binding on the Company or the Board.  Although the vote is non-binding, our Board values the opinions of our stockholders and the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Accordingly, we ask our stockholders to vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL SIX
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has selected the firm of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015, subject to ratification by our stockholders at the Annual Meeting.  EisnerAmper LLP has been our independent registered public accounting firm since the fiscal year ended March 31, 2005.  A representative of EisnerAmper LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 38 below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2015.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting.  However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company.  The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

The Company’s leadership structure consists of the combined role of Chairman of the Board and Chief Executive Officer and a separate Lead Independent Director.  Mr. Brown currently serves as our Lead Independent Director.  The Lead Independent Director’s responsibilities include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman and the independent directors, reviewing information sent to the Board, consulting with the Nominating Committee with regard to the membership and performance evaluations of the Board and Board committee members, calling meetings of and setting agendas for the independent directors, and serving as liaison for communications with stockholders.  The Board believes that the existence of a lead director supports strong corporate governance principles while deriving the benefit of having the Company’s Chief Executive Officer also serve as Chairman of the Board.  The Board believes that this leadership structure enhances the Chairman of the Board and Chief Executive Officer’s ability to provide insight and direction on the Company’s strategic direction to both management and independent directors, and at the same time, with the support and oversight of a lead director, ensures that the appropriate level of independent oversight is applied to all management decisions.  The Board believes that this structure ensures that the independent directors continue to effectively oversee management and provide effective oversight of key issues relating to strategy, risk and integrity without the need to split the roles of Chairman of the Board and Chief Executive Officer.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) immediately following regularly scheduled Board meetings. During the fiscal year ended March 31, 2014 (the “Last Fiscal Year”), the Board held four (4) meetings and the Board members acted five (5) times by unanimous written consent in lieu of holding a meeting.  Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year.  No individual may be nominated for election to the Board after his or her 73rd birthday.  Messrs. Brown, Clevenger, Finlay and O’Connor and Ms. Sims are considered “independent” under the rules of the SEC and Nasdaq.

The Board currently does not provide a formal process for stockholders to send communications to the Board.  In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company.  While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Mr. Loffredo, 902 Broadway, 9th Floor, New York, New York 10010, with an instruction to forward the communication to a particular director or the Board as a whole.  Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings.  However, each of the current directors, who was then serving, attended the 2013 Annual Meeting of Stockholders, and each director who is standing for re-election currently intends to attend this Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Messrs. Brown and Finlay and Ms. Sims.  Mr. Finlay is the Chairman of the Audit Committee.  The Audit Committee held five (5) meetings in the Last Fiscal Year.  The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters.  Mr. Finlay and Ms. Sims are financially literate, and Mr. Finlay and Ms. Sims are financially sophisticated, as those terms are defined under the rules of Nasdaq.  Mr. Finlay and Ms. Sims are also financial experts, as such term is defined under the Sarbanes-Oxley Act of 2002.  Messrs. Brown and Finlay and Ms. Sims are considered “independent” under the rules of the SEC and Nasdaq.

The Audit Committee has adopted a formal written charter (the “Audit Charter”).  The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters.  The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors.  Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders.  The Audit Charter is available on the Company’s Internet website at www.cinedigm.com.

Compensation Committee

The Compensation Committee consists of Messrs. Brown and Clevenger and Ms. Sims.  Mr. Clevenger is the Chairman of the Compensation Committee.  The Compensation Committee met five (5) times during the Last Fiscal Year.  The Compensation Committee approves the compensation package of the Company’s Chief Executive Officer and, based on recommendations by the Company’s Chief Executive Officer, approves the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees.  The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs.  Messrs. Brown and Clevenger and Ms. Sims are considered “independent” under the rules of the SEC and the Nasdaq.

The Compensation Committee has adopted a formal written charter (the “Compensation Charter”).  The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee.  The Compensation Charter is available on the Company’s Internet website at www.cinedigm.com.

The Compensation Committee, when determining executive compensation (including under the executive compensation program, as discussed below under the heading Compensation Discussion and Analysis), evaluates the potential risks associated with the compensation policies and practices.  The Compensation Committee believes that the Company’s compensation programs are designed with an appropriate balance of risk and reward in relation to the Company’s overall compensation philosophy and do not encourage excessive or unnecessary risk-taking behavior.  In general, the Company compensates its executives in a combination of cash and stock options.  The stock options contain vesting provisions, typically of proportional annual vesting over a three- or four-year period which encourages the executives, on a long-term basis, to strive to enhance the value of such compensation as measured by the trading price of the Class A Common Stock.  The Compensation Committee does not believe that this type of compensation encourages excessive or unnecessary risk-taking behavior.  As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.  The Company intends to recapture compensation as required under the Sarbanes-Oxley Act.  However, there have been no instances where it needed to recapture any compensation.

During the Last Fiscal Year, the Compensation Committee engaged Aon Hewitt, a compensation consulting firm.  The consultant met with the Compensation Committee multiple times during the Last Fiscal Year and provided guidance for cash and equity bonus compensation to executive officers and directors, which the Compensation Committee considered in reaching its determinations of such compensation.  In addition, the consultant was available to respond to specific inquiries throughout the year.

Nominating Committee

The Nominating Committee consists of Messrs. Brown, Clevenger and O’Connor and Ms. Sims.  Mr. O’Connor is the Chairman of the Nominating Committee.  The Nominating Committee held four (4) meetings during the Last Fiscal Year.  The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board.  The Nominating Committee also approves the compensation package of the Company’s directors.  Messrs. Brown, Clevenger and O’Connor and Ms. Sims are considered “independent” under the rules of the SEC and the Nasdaq.

The Nominating Committee has adopted a formal written charter (the “Nominating Charter”).  The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board.  The Nominating Charter is available on the Company’s Internet website at www.cinedigm.com.

The Nominating Committee will consider any candidates recommended by stockholders.  In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate.  Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.  Stockholders should submit any recommendations of director candidates for the Company’s 2015 Annual Meeting of Stockholders to the Company’s Secretary, Mr. Loffredo, at 902 Broadway, 9th Floor, New York, New York 10010 in accordance with the procedures set forth above under the heading “Deadline for Receipt of Stockholder Proposals to be Presented at Next Annual Meeting.”

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee.  However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking).  The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company.  The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees.  Such code of ethics is available on our Internet website, www.cinedigm.com.  We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 21, 2014, the Company’s directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 41.2% of its outstanding Class A Common.  These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders, including the two proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of July 21, 2014, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”), and (iv) all of the Company’s directors and executive officers as a group.

CLASS A COMMON STOCK
Name (a)	Shares Beneficially Owned (b)
	Number	Percent

Christopher J. McGurk	4,699,615	(c)	5.8%

Adam M. Mizel	1,270,708	(d)	1.6%

Gary S. Loffredo	669,795	(e)	*

Peter C. Brown	635,556	(f)	*

Wayne L. Clevenger c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	1,987,717	(g)	2.6%

Matthew W. Finlay c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	1,966,131	(h)	2.6%

Martin B. O’Connor II	187,382		*

Laura Nisonger Sims c/o Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	—		—

Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222-3779	8,782,387	(i)(m)	11.4%

Ronald L. Chez 291 E. Lake Shore Drive Chicago, IL 60611	6,507,578	(j)(m)	8.4%

Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	16,235,950	(k)(m)	17.5%

All directors and executive officers as a group (10 persons)	9,562,453	(l)	11.6%
____________
*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Cinedigm Corp., 902 Broadway, 9th Floor, New York, New York 10010.

(b)
Applicable percentage of ownership is based on 76,737,883 shares of Class A Common Stock outstanding as of July 21, 2014 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after July 21, 2014 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.  Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(c)	Includes 4,500,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(d)	Includes 825,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(e)	Includes 479,795 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(f)	Includes 528,382 shares owned by Grassmere Partners LLC, of which Mr. Brown is Chairman. Mr. Brown disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(g)
Mr. Clevenger is a managing director of MidMark and of MidMark Investments, Inc. (“MidMark Investments”) and a managing member of MidMark Advisors II, LLC.  Includes 30,000 shares of Class A Common Stock owned directly, 60,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,854,461 shares owned by MidMark.  Other than the 30,000 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(h)
Mr. Finlay is a director of MidMark and of MidMark Investments.  Includes 8,414 shares of Class A Common Stock owned directly, 60,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,854,461 shares owned by MidMark.  Other than the 8,414 shares first described, Mr. Finlay disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(i)
Federated Investors, Inc. (“Federated”) is the indirect parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., both of which act as investment advisors to registered investment companies and separate accounts that own shares, and Federated Kaufman Small Cap Fund and AST Federated Aggressive Growth Portfolio, both of which own shares.  Federated is owned by the Voting Shares Irrevocable Trust, of which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue are trustees.  Each trustee disclaims beneficial ownership of the shares.

(j)	Includes 975,000 shares of Class A Common Stock subject to issuance upon exercise of currently exercisable warrants.
(k)
Includes 16,000,000 shares of Class A Common Stock subject to issuance upon exercise of currently exercisable warrants owned by Sageview Capital Master Fund, L.P. (“Sageview Master”).  Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”) and Sageview Capital Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Master.  Sageview Capital GenPar, Ltd. (“Sageview Ltd.”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd.  Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar.  Edward A. Gilhuly and Scott M. Stuart are managing and controlling persons of Sageview MGP.  Messrs. Gilhuly and Stuart have shared voting and dispositive power with respect to the securities beneficially owned by Sageview Master.  Each of Sageview A, Sageview B, Sageview C, Sageview Ltd., Sageview GenPar, Sageview MGP and Messrs. Gilhuly and Stuart disclaims beneficial ownership of such securities, except to the extent of its or his pecuniary interest therein, if any.

(l)	Includes 5,924,795 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(m)
Based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, if applicable, and filed by such stockholder with the SEC through July 21, 2014 and information provided by the holder or otherwise known to the Company.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are Christopher J. McGurk, Chief Executive Officer and Chairman of the Board, Adam M. Mizel, Chief Operating Officer and a member of the Board, Jeffrey S. Edell, Chief Financial Officer, Gary S. Loffredo, President of Digital Cinema, General Counsel, Secretary and a member of the Board, and William S. Sondheim, President of Cinedigm Entertainment Corp.  Biographical information for Messrs. McGurk, Mizel and Loffredo is included above in Proposal One.

Jeffrey S. Edell, 58, joined the Company in June 2014 as Chief Financial Officer. Prior to this appointment, Mr. Edell was CEO of Edell Ventures, a company he founded in 2009 to invest in and provide strategic support to innovators in the social media and entertainment arenas. Previously, Edell was President of DIC Entertainment, a publicly-listed entertainment company and the largest independent producer of kid-centric content in the world.  Before that, Mr. Edell was Chairman of Intermix Media, the parent company of popular social networking giant MySpace, and CEO and President of Soundelux.  Edell also obtained extensive financial, audit and reporting experience while working at KPMG, The Transamerica Group and DF & Co.

William S. Sondheim, 53, joined the Company in October 2013 and is President of Cinedigm Entertainment Corp., our Content and Entertainment division.  From 2010 to October 2013, Mr. Sondheim was the President of Gaiam Inc. (“Gaiam”), a provider of information, goods and services to customers who value the environment, a sustainable economy, healthy lifestyles, alternative healthcare and personal development. He previously served as Gaiam’s President of Entertainment and Worldwide Distribution since April 2007. From 2005 until 2007, Mr. Sondheim was in charge of Global Dual Disc music format for Sony BMG, a recorded music company. Prior to 2005, Mr. Sondheim served as President of Retail at GoodTimes Entertainment, a home video company, and President of PolyGram Video at PolyGram Filmed Entertainment, a video distributor.

Related Party Transactions

On July 1, 2013, Federated and Ronald L. Chez each purchased shares of Class A Common Stock from the Company in an underwritten public offering for which the price per share was $1.38.  Each of Federated and Chez are holders of more than 5% the outstanding Class A Common Stock.  Federated purchased 724,638 shares for $1,000,000, and Chez purchased 217,391 shares for $300,000.  Each such transaction was reviewed and approved in advance by the Board in order to comply with Section 4.4 of the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, which provides for transfer restrictions on the Class A Common Stock involving holders of at least 5% of the outstanding Class A Common Stock in order to preserve certain tax benefits to the Company (the “Tax Benefit Charter Provision”).

On October 21, 2013, Federated purchased 1,750,000 shares of Class A Common Stock from the Company in an underwritten public offering for which the price per share was $1.43 for a total of  $2,502,500.  Also on October 21, 2013, Chez purchased privately from the Company (i) $3,000,000 in a subordinated note (the “Chez Note”) and warrants to purchase 975,000 shares of Class A Common Stock for an aggregate price of $3,000,000 and (ii) 1,368,601 shares of Class A Common Stock at $1.43 per share for an aggregate price of $2,000,000.  The Chez Note has an interest rate of 9% and matures on October 21, 2018.  During the Last Fiscal Year, the largest aggregate amount of principal outstanding under the Chez Note was $3,000,000, and $0 in principal and $119,825.34 in interest was paid.  $3,000,000 principal amount was outstanding as of July 1, 2014.  Each such transaction was reviewed and approved in advance by the Board in order to comply with the Tax Benefit Charter Provision.

On March 25, 2014, Federated and Chez each purchased shares of Class A Common Stock from the Company in an underwritten public offering for which the price per share was $2.70.  Federated purchased 800,000 shares for $2,160,000 and Chez purchased 200,000 shares for $540,000.  Each such transaction was reviewed and approved in advance by the Board in order to comply with the Tax Benefit Charter Provision.

The Audit Committee, pursuant to its charter, it is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations, by review in advance or ratification afterward.  The

Audit Committee charter does not set forth specific standards to be applied; rather, the Audit Committee reviews each transaction individually on a case-by-case, facts and circumstances basis.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives and Compensation Program Overview

Cinedigm’s executive compensation philosophy is focused on enabling the Company to hire and retain qualified and motivated executives, while meeting its business needs and objectives.  To be consistent with this philosophy, the executive compensation program (the “Compensation Program”) has been designed around the following objectives:

•	Provide competitive compensation levels to enable the recruitment and retention of highly qualified executives.

•	Design incentive programs that strengthen the link between pay and corporate performance to encourage and reward excellence and contributions that further Cinedigm’s success.

•	Align the interests of executives with those of shareholders through grants of equity-based compensation that also provide opportunities for ongoing executive share ownership.

An overriding principle in delivering on these objectives is to ensure that compensation decisions are made in the Company’s best financial interests such that incentive awards are both affordable and reasonable, taking into account Company performance and considering the interests of all stakeholders.  Going forward, the Company faces the challenges of continuing to grow in a new and evolving market against the backdrop of continued challenging economic conditions.

As the Company has evolved, so too has the Compensation Program.  Going forward, the Company is focused on improving both shareholder returns and its cash position.  To help achieve this goal, the Compensation Program is intended to reward the Chief Executive Officer (“CEO”) for achieving strategic goals and increasing shareholder value and includes a formal performance-based Management Annual Incentive Plan (MAIP) to establish specific target award levels and performance metrics.  The MAIP is predicated on attaining goals that are critical to Cinedigm’s future success and is designed to reward the level of collaboration across divisions and segments required to achieve corporate financial goals.  No MAIP bonuses were paid to the Named Executives for fiscal 2014.

The Compensation Program consists of base salary, annual incentives, and long-term equity compensation.  In addition, all Named Executives receive some modest personal benefits and perquisites.  Retirement benefits are accumulated through the Company’s 401(k) plan which is open to all employees.  The Company does not provide supplemental retirement benefits for Named Executives.  All three of our Named Executives have employment agreements.  Mr. Mizel’s employment agreement is due to expire within the next 12 months, and the Compensation Committee is currently engaged in discussions relating to its renewal.

The Compensation Committee annually reviews the executive compensation elements and assesses the integrity of the Compensation Program as a whole to ensure that it continues to be aligned with the Company’s compensation objectives and supports the attainment of Company goals.  Periodically, the Company reviews competitive compensation levels, mix of pay, and practices to ensure all Compensation Program features continue to be in line with the market, while still reflecting the unique needs of our business model.  Additionally, in response to business and talent needs, executive management brings compensation proposals to the Compensation Committee, which then reviews the proposal and either approves or denies them.

The Compensation Committee has engaged Aon Hewitt with the purpose of guiding the Company with respect to company-wide compensation, including bonuses, incentives and compensation for new hires and various benefits.

Competitive Positioning and Mix of Pay

Competitive Assessment

The Compensation Committee has not defined a target pay positioning for the CEO or other Named Executives, nor does it commit to providing a specific percentile or pay range.  In the most recent competitive assessment analysis (conducted in 2013), the CEO’s total direct compensation (total cash compensation plus long-term incentives and equity awards) was below the peer group median.  The Compensation Committee viewed such positioning as reasonably appropriate because of Cinedigm’s size relative to the peer group and its performance during the fiscal year.

The other Named Executives’ compensation was assessed in 2013 as well; pay positioning for those roles is also conservative relative to the peer group median for the same reasons as noted in the CEO discussion above.  It is the belief of the Compensation Committee that the available talent pool to fill these positions is broader than the pool for the CEO and therefore, that their pay levels, and potential opportunity for wealth creation through stock grants, are robust enough to retain and motivate them.

As the Company’s performance improves and the business stabilizes, the competitiveness of Cinedigm’s executive compensation for Named Executives should improve.

The peer group includes companies of comparable scale to Cinedigm (with a median revenue of $234  million), similar, but smaller, media businesses, and some technology/software companies. The companies in the Cinedigm peer group used in the 2013 competitive compensation assessment are listed below.

PEER GROUP FOR 2013/2014 FISCAL YEAR

vid Technology	Dts Inc.
Demand Media Inc.	Harmonic Inc.
Dg Fastchannel Inc.	Limelight Networks Inc.
Dial Global	RealD
Digimarc Corp.	Rentrack Corp.
Digital River	Seachange International

Pay Mix

The Company’s pay philosophy has been evolving from an emphasis on fixed pay to one that believes a substantial portion of each executive’s compensation should be at risk and dependent upon performance. While the Compensation Committee has not adopted a targeted mix of either long-term to short-term, fixed to variable, or equity and non-equity compensation, it has taken steps to increase the portion of variable compensation.  Steps in this direction include the introduction of the Management Annual Incentive Plan and more regular equity grants.

Elements of Compensation

Base Salary

Base salaries are fixed compensation with the primary function of aiding in attraction and retention.  These salaries are reviewed periodically, as well as at the time of a promotion, change in responsibilities, or when employment agreements are renewed or entered into.  Any increases are based on an evaluation of the previous year’s performance of the Company and the executive, the relative strategic importance of the position, market conditions, and competitive pay levels (though, as noted earlier, the Compensation Committee does not target a specific percentile or range).  In connection with their new employment agreements entered into during October 2013, Mr. Mizel and Mr. Loffredo received a salary increase during fiscal year 2014.

Named Executive salaries will remain at current levels throughout the new fiscal year, with no salary increases planned, unless an increase is determined as a result of the negotiated renewal of a Named Executive’s employment agreement.  The decision to maintain salaries at current levels and forgo salary increases reflects the Compensation Committee’s plan to deliver a greater proportion of compensation through variable components over time.

Annual Incentive Awards

Commencing with the 2010 fiscal year, the Compensation Committee implemented a formal annual incentive plan.  This plan was used for the 2014 fiscal year and covered thirty Cinedigm employees  including the Named Executives.  The plan established threshold and maximum levels of incentive awards defined as a percentage of a participant’s salary.

Executive Officer	Threshold MAIP as a Percent of Salary	Target MAIP as a Percent of Salary	Maximum MAIP as a Percent of Salary
Chris McGurk	37.5%	75%	150%
Adam M. Mizel	25%	50%	100%
Gary S. Loffredo	25%	50%	100%

Payouts for Named Executives were determined based on achievement of consolidated adjusted EBITDA and other performance targets.  Participants who were part of a specific business segment or division have a portion of their award determined by business segment or division’s EBITDA performance as compared to EBITDA goals established at the beginning of the fiscal year.  We do not disclose segment and division targets, or individual goals, as we believe that such disclosure would result in competitive harm.  Based on our experience in the segments and divisions, we believe these targets were set sufficiently high to provide incentive to achieve a high level of performance.  We believe it is difficult, although not unattainable, for the targets to be reached and, therefore, no more likely than unlikely that the targets will be reached.  Twenty percent of the award opportunity is determined based on individual performance for Named Executives.

For Mr. McGurk and Mr. Mizel, 80% of their fiscal 2014 MAIP award is determined based on achievement of consolidated adjusted EBITDA and 20% based on individual performance. For Mr. Loffredo, 20% of his fiscal 2014 MAIP award is determined based on the achievement of consolidated adjusted EBITDA, 60% is based on achievement of division EBITDA, and 20% is based on individual performance.

For the Last Fiscal Year, the Named Executives did not receive an MAIP award.

During the Last Fiscal Year, Mr. McGurk received a signing bonus of $250,000 in accordance with his employment agreement, and Mr. Mizel received a payment of $150,000, in accordance with his employment agreement, upon the Company’s successful acquisition of Gaiam, Inc.’s entertainment unit.

Long-Term Incentive Awards

The Compensation Committee annually considers long-term incentive awards, for which it has the authority to grant a variety of equity-based awards.  The primary objective of such awards is to align the interests of executives with those of shareholders by increasing executive share ownership and fostering a long-term focus.  In recent years, such awards have been made after fiscal year end in order to permit consideration of year-end performance.

Long-term incentive awards for the Named Executives have historically consisted of stock options and, on occasion, RSUs.  These grants were designed to aid in retention, provide a discretionary reward for performance, increase executive ownership, and focus Named Executives on improving share price.  In conjunction with new employment agreements, each Named Executive received an award of stock options. The details of these stock option awards are detailed below starting on page 31, under “Employment agreements and arrangements between the Company and Named Executives.”

No RSUs are currently outstanding for any Named Executives.

Mr. McGurk’s Compensation Arrangements

Mr. McGurk joined Cinedigm in January 2011 as CEO and Chairman of the Board.  Accordingly, Mr. McGurk’s compensation package was created in line with the Company’s current compensation philosophy of a base salary coupled with variable compensation including a large portion of equity-based compensation, through stock options, linked to stock price performance.  When negotiating Mr. McGurk’s employment agreement, the Company sought for salary and bonus amounts that were in line with peer group amounts and that would provide incentive for Mr. McGurk with a view toward increasing stockholder value.  The Company determined that stock options would align Mr. McGurk’s interests with stockholders and, further, that the escalating exercise price structure of the options (the options are grouped in three tranches which have exercise prices of $1.50, $3.00 and $5.00 per share, respectively) would provide a strong incentive for Mr. McGurk to improve stock performance.  Mr. McGurk and the Company entered into a new employment agreement in August 2013, pursuant to which, among other things, Mr. McGurk received a signing bonus of $250,000 and a grant of stock options to purchase 1,500,000 shares of Class A Common Stock with a price of $1.40 per share and vesting in three equal annual installments.

A summary of Mr. McGurk’s compensation package is located under the heading “Employment agreements and arrangements between the Company and Named Executives” beginning on page 31.

Personal Benefits and Perquisites

In addition to the benefits provided to all employees and grandfathered benefits (provided to all employees hired before January 1, 2005), Named Executives are eligible for an annual physical and supplemental life insurance coverage of $200,000.

It is the Company’s policy to provide minimal and modest perquisites to the Named Executives. With the new employment agreements, all perquisites previously provided, including automobile allowances, have been eliminated.

Employment Agreements for other Named Executives

The Company provides employment agreements to Mr. Mizel and Mr. Loffredo, for retention during periods of uncertainty and operational challenge.  Additionally, the employment agreements include non-compete and non-solicitation provisions.  The provisions for severance benefits are at typical competitive levels.  See pages 32 and 33 for a description of the material terms of Mr. Mizel’s and Mr. Loffredo’s employment agreements.

Stock Ownership Guidelines

The Company does not maintain formal stock ownership guidelines.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met.  No element of the Company’s compensation, including the annual incentive awards and restricted stock, meets these requirements.  Given the Company’s net operating losses, Section 162(m) is not currently a material factor in designing compensation.

Recapture Policy

The Company intends to recapture compensation as currently required under the Sarbanes-Oxley Act and as may be required by the rules promulgated in response to Dodd-Frank.  However, there have been no instances to date where it needed to recapture any compensation.

Restriction on Speculative Transactions

The Company’s Insider Trading and Disclosure Policy restricts employees and directors of the Company from engaging in speculative transactions in Company securities, including short sales, and discourages employees and directors of the Company from engaging in hedging transactions, including “cashless” collars, forward sales, and equity swaps, that may indirectly involve short sales.  Pre-clearance by the Company is required for any such transaction.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K.  Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying the Company’s compensation programs that were in effect during the Last Fiscal Year and which will be applicable going forward until amended.

Respectfully submitted,
The Compensation Committee of the Board of Directors
Wayne L. Clevenger, Chairman
Peter C. Brown
Laura Nisonger Sims

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Named Executives

The following table sets forth certain information concerning compensation received by the Company’s Named Executives, consisting of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year.

SUMMARY COMPENSATION TABLE
Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher J. McGurk Chief Executive Officer and Chairman	2014 2013 2012	600,000 600,000 600,000	— — —	1,253,322 — —	250,000 — 601,200	29,231 28,235 15,607	2,132,553 628,235 1,216,807
Adam M. Mizel Chief Operating Officer and Chief Financial Officer (CFO until June 9,	2014 2013 2012	400,000 375,000 375,000	— — —	548,738 — 436,664	150,000 100,000 250,500	30,869 31,416 28,563	1,129,607 506,416 1,090,727

2014)
Gary S. Loffredo President Digital Cinema, General Counsel and Secretary	2014 2013 2012	327,500 315,000 315,000	— — —	321,917 — 261,998	— 70,000 210,420	36,103 38,256 30,684	685,520 423,256 818,102

(1)
The amounts in this column reflect the grant date fair value for the fiscal years ended March 31, 2013, 2012 and 2011, in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 26, 2014 (the “Form 10-K”).

(2)	The amounts in this column reflect amounts earned under annual incentive awards. See page 28 for a description of the material terms of the annual incentive plan for each Named Executive.
(3)
Includes automobile allowances, additional life insurance premiums paid by the Company, certain medical expenses paid by the Company and the premiums for group term life insurance paid by the Company for each Named Executive as follows for the fiscal year ended March 31, 2014: for Mr. McGurk, $0, $718, $27,223 and $1,290, for Mr. Mizel, $8,500, $718, $21,351 and $300, and for Mr. Loffredo, $8,450, $718, $26,485 and $450, and for the fiscal year ended March 31, 2013: for Mr. McGurk, $0, $718, $26,227 and $1,290, for Mr. Mizel, $12,000, $718, $18,398 and $300, and for Mr. Loffredo, $11,845, $718, $25,243 and $450.

Employment agreements and arrangements between the Company and Named Executives

Christopher J. McGurk.  On December 23, 2010, the Company entered into an employment agreement with Mr. McGurk (the “2010 McGurk Employment Agreement”), pursuant to which Mr. McGurk served as the Chief Executive Officer of the Company.  The term of the 2010 McGurk Employment Agreement commenced on January 3, 2011 and was scheduled to terminate on March 31, 2014.  Pursuant to the 2010 McGurk Employment Agreement, Mr. McGurk received an annual base salary of $600,000.  In addition, Mr. McGurk received a bonus of $112,500, payable in shares of Class A Common Stock, on March 31, 2011, and was eligible for bonuses for each of the fiscal years ending March 31, 2012 through March 31, 2014, with the target bonus for such years of $450,000, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee.  If the Company terminates Mr. McGurk’s employment without cause or he resigns with good reason (as these terms are defined in the 2010 McGurk Employment Agreement), the 2010 McGurk Employment Agreement provided that he was entitled to continued payment of his base salary (and earned bonus) through March 31, 2014, as well as the accelerated vesting of any unvested options granted to him under the 2010 McGurk Employment Agreement.  However, if the Company terminated Mr. McGurk’s employment without cause or he resigned with good reason following a change in control of the Company, the 2010 McGurk Employment Agreement provided that he was entitled to a lump sum payment equal to his base salary (and earned bonus) times the greater of (i) two or (ii) the number of months remaining under his employment term divided by 12, as well as the accelerated vesting of any unvested options granted to him under the 2010 McGurk Employment Agreement.  Also pursuant to the 2010 McGurk Employment Agreement, Mr. McGurk received an inducement grant of non-statutory options to purchase 4,500,000 shares of Class A Common Stock, which options are grouped in three tranches, consisting of options for 1,500,000 shares having an exercise price of $1.50 per share, options for 2,500,000 shares having an exercise price of $3.00 per share and options for 500,000 shares having an exercise price of $5.00 per share.  One-third of the options in each tranche vested on December 23 of each of 2011, 2012 and 2013 and all of the options have a term of ten (10) years.

On August 22, 2013, the Company entered into a new employment agreement with Mr. McGurk (the “2013 McGurk Employment Agreement”), pursuant to which McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company.  The term of the 2013 McGurk Employment Agreement continues from January 3, 2011 and will end on March 31, 2017.  The 2013 McGurk Employment Agreement supersedes the 2010 McGurk Employment Agreement.  Pursuant to the 2013 McGurk Employment Agreement, Mr. McGurk will receive an annual base salary of $600,000 subject to annual reviews and increases in the sole discretion of the Compensation Committee. Mr. McGurk was entitled to receive a signing bonus of $250,000 payable in cash by September 21,

2013. In addition, Mr. McGurk is entitled to receive a retention bonus of $750,000, payable in three equal installments on  March 31 of each of 2015, 2016 and 2017  in cash or shares of Class A Common Stock, or a combination thereof, at the Compensation Committee’s discretion. In addition, Mr. McGurk will be eligible for bonuses for each fiscal year, with target bonus for fiscal years 2012, 2013 and 2014 of  $450,000 and target bonus for fiscal years 2015, 2016 and 2017 of $600,000, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee.

Also pursuant to the 2013 McGurk Employment Agreement, Mr. McGurk received a grant of non-statutory options to purchase 1,500,000 shares of Common Stock, which options have an exercise price of $1.40 and a term of ten (10) years, and one-third (1/3) of which vest on March 31 of each of 2015, 2016 and 2017.

The 2013 McGurk Employment Agreement further provides that Mr. McGurk is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates Mr. McGurk’s employment without cause or he resigns with good reason, the 2013 McGurk Employment Agreement provides that he is entitled to receive his base salary through the later of March 31, 2017 or twelve (12) months following such termination as well as bonus earned and approved by the Compensation Committee, reimbursement of expenses incurred and benefits accrued prior to the termination date.  If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. McGurk would be entitled to receive a lump sum payment equal to the sum of his then base salary and target bonus amount, multiplied by the greater of (i) two, or (ii) a fraction, the numerator of which is the number of months remaining in the term (but no less than twelve (12), and the denominator of which is twelve.  Upon a change in control, any unvested options shall immediately vest provided that Mr. McGurk is an employee of the Company on such date.

Adam M. Mizel.  On October 19, 2011, the Company entered into an employment agreement with Adam M. Mizel (the “2011 Mizel Employment Agreement).  Pursuant to the 2011 Mizel Employment Agreement, Mr. Mizel served as the Chief Operating Officer and Chief Financial Officer of the Company.  The term of the 2011 Mizel Employment Agreement commenced on October 3, 2011 and, after two extensions, ended on October 1, 2013.  Pursuant to the 2011 Mizel Employment Agreement, Mr. Mizel received an annual base salary of $375,000, subject to increase for subsequent years at the Compensation Committee’s discretion, and was eligible for a bonus based on overall Company performance with goals established by the Compensation Committee.  The 2011 Mizel Employment Agreement provided that Mr. Mizel was entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminated Mr. Mizel’s employment without cause or he resigned with good reason (as these terms are defined in the 2011 Mizel Employment Agreement), the 2011 Mizel Employment Agreement provided that he was entitled to continued payment of his base salary (and earned bonus) for 12 months following his termination as well as the accelerated vesting of any unvested options granted to him under the 2011 Mizel Employment Agreement.  However, if the Company terminated Mr. Mizel’s employment without cause or he resigned with good reason following a change in control of the Company, the 2011 Mizel Employment Agreement provided that he was entitled to a lump sum payment equal to his base salary (and earned bonus) times the greater of (i) two or (ii) the number of months remaining under his employment term divided by 12, as well as the accelerated vesting of any unvested options granted to him under the 2011 Mizel Employment Agreement.

On October 15, 2013, the Company entered into a new employment agreement with Mr. Mizel (the “2013 Mizel Employment Agreement”). Pursuant to the 2013 Mizel Employment Agreement, Mr. Mizel will continue to serve as the Chief Operating Officer and Chief Financial Officer of the Company.  The Mizel Agreement continues the 2011 Mizel Employment Agreement as amended until September 30, 2014.  Pursuant to the 2013 Mizel Employment Agreement, Mizel will receive an annual base salary of $425,000 effective as of October 1, 2013, subject to annual reviews and increases in the sole discretion of the Compensation Committee. Mr. Mizel will be eligible for bonuses for each fiscal year, with target bonus for fiscal years 2014  and 2015 of  $212,500, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee. In addition, Mr. Mizel was entitled to receive a special bonus of $150,000, payable in cash upon the achievement of certain events (which occurred in October 2013).

Also pursuant to the 2013 Mizel Employment Agreement, Mr. Mizel received a grant of non-statutory options to purchase 600,000 shares of Class A Common Stock , which options have an exercise price of $1.53 and a term of ten (10) years, and one-third (1/3) of which vest on October 15 of each of 2014, 2015 and 2016.

The 2013 Mizel Employment Agreement further provides that Mr. Mizel is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates Mr. Mizel’s employment without cause or he resigns with good reason, the Employment Agreement provides that he is entitled to receive his base salary for twelve (12) months following such termination as well as earned bonuses, reimbursement of expenses incurred and benefits accrued prior to the termination date.  If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. Mizel would be entitled to receive a lump sum payment equal to two times the sum of his then base salary and target bonus amount.

Gary S. Loffredo.  On October 19, 2011, the Company entered into an employment agreement with Gary S. Loffredo (the “2011 Loffredo Employment Agreement”), which superseded the severance agreement between them dated September 10, 2010.  Pursuant to the 2011 Loffredo Employment Agreement, Mr. Loffredo served as the President of Digital Cinema, General Counsel and Secretary of the Company.  The term of the 2011 Loffredo Employment Agreement commenced on October 3, 2011 and will end on October 3, 2013.  Pursuant to the 2011 Loffredo Employment Agreement, Mr. Loffredo received an annual base salary of $315,000, subject to increase for subsequent years at the Compensation Committee’s discretion, and was eligible for a bonus based on overall Company performance with goals to be established by the Compensation Committee.  The 2011 Loffredo Employment Agreement further provided that Mr. Loffredo was entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminated Mr. Loffredo’s employment without cause or he resigned with good reason (as these terms are defined in the 2011 Loffredo Employment Agreement), the 2011 Loffredo Employment Agreement provided that he was entitled to continued payment of his base salary (and earned bonus) for 12 months following his termination.

 On October 13, 2013, the Company entered into a new employment agreement with Mr. Loffredo (the “2013 Loffredo Employment Agreement”). Pursuant to the 2013 Loffredo Agreement, Loffredo will continue to serve as the Executive Vice President, Business Affairs, General Counsel and Secretary of the Company and President of Digital Cinema Operations.  The 2013 Loffredo Employment Agreement supersedes the 2011 Loffredo Employment Agreement. The term of the 2013 Loffredo Employment Agreement continues from 2011 Loffredo Employment Agreement and will terminate on October 3, 2015.  Pursuant to the 2013 Loffredo Employment Agreement, Mr. Loffredo will receive an annual base salary of $340,000 subject to increase at the discretion of the Compensation Committee. In addition, Mr. Loffredo will be eligible for bonuses for each fiscal year, with target bonus for fiscal years 2014 and 2015, and the pro rata portion of fiscal year 2016 covered by the 2013 Loffredo Employment Agreement, of  $170,000, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee.

Also pursuant to the 2013 Loffredo Employment Agreement, Mr. Loffredo received a grant of non-statutory options to purchase 350,000 shares of Class A Common Stock,  which options have an exercise price of $1.54 and a term of ten (10) years, and one-third (1/3) of which vest on October 13 of each of 2014, 2015 and 2016.

The 2013 Loffredo Employment Agreement further provides that Mr. Loffredo is entitled to participate in all benefit plans provided to senior executives of the Company.  If the Company terminates Mr. Loffredo’s employment without cause or he resigns with good reason, the 2013 Loffredo Employment Agreement provides that he is entitled to receive his base salary for the longer of the remainder of the term or the (twelve) 12 months following the termination as well as earned salary and bonus(es), reimbursement of expenses incurred and benefits accrued prior to the termination date. If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. Loffredo would be entitled to receive a lump sum payment equal to two times the sum of his then base salary and target bonus amount.

Equity Compensation Plans

The following table sets forth certain information, as of March 31, 2014, regarding the shares of Cinedigm’s Class A Common Stock authorized for issuance under Cinedigm’s equity compensation plan.

Plan	Number of shares of common stock issuable upon exercise of outstanding options (1)	Weighted average of exercise price of outstanding options	Number of shares of common stock remaining available for future issuance
Cinedigm Second Amended and Restated 2000 Equity Incentive Plan (“the Plan”) approved by shareholders	6,072,986	$1.74	687,999

Cinedigm compensation plans not approved by shareholders (2)	5,045,000	$3.01	—

(1)	Shares of Cinedigm Class A Common Stock.
(2)	Reflects stock options which were not granted under the Plan.

Our Board originally adopted the Plan on June 1, 2000 and our shareholders approved the Plan by written consent in July 2000.  Certain terms of the Plan were last amended and approved by our shareholders in September 2012.  Under the Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants.  The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants.  The term of the Plan expires on June 1, 2020.  As of March 31, 2014, there were 6,072,986 stock options outstanding to purchase shares of Class A Common Stock and there were 687,999 shares of Class A Common Stock available for issuance under the Plan.

As of July 21, 2014, stock options outstanding covering 6,022,295 shares of the Company’s Class A Common Stock had been granted under the Plan.  During the Last Fiscal Year, 106,951 stock options were exercised.

Options granted under the Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer.  Options granted under the Plan generally vest over periods of up to three or four years.  The Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual.  The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants.  The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee.  Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable.  Options covering no more than 500,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 500,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants.  Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time.  Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof.  Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants.  RSUs shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the

Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine.  Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met.  Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months.  Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award.  The terms of grants of performance awards would be set forth in agreements between the Company and the participants.  Our Class A Common Stock is listed for trading on the Nasdaq under the symbol “CIDM”.

The following table sets forth certain information concerning outstanding equity awards of the Company’s Named Executives at the end of the Last Fiscal Year.  All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years.  At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2014
OPTION AWARDS (1)						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Christopher J.	1,500,000	(2)			1.50	12/23/2020
McGurk	2,500,000	(2)			3.00	12/23/2020
	500,000	(2)			5.00	12/23/2020
	1,500,000	(3)			1.40	8/22/2023

Adam M.	450,000	(4)			1.37	8/11/2019
Mizel	187,500	(11)	187,500	(11)	1.49	8/17/2021
	62,500	(11)	62,500	(11)	3.00	8/17/2021
			600,000	(12)	1.53	10/15/2023
Gary S.	40,000	(10)			3.60	1/13/2015
Loffredo	10,000	(5)			10.25	3/8/2016
	10,000	(6)			5.16	10/18/2017
	40,000	(7)			1.37	8/11/2019
	90,000	(8)			1.37	10/21/2019
	64,795	(9)			1.40	6/11/2020
	112,500	(11)	112,500	(11)	1.49	8/17/2021
	37,500	(11)	37,500	(11)	3.00	8/17/2021
			350,000	(13)	1.54	10/13/2023

(1)	Reflects stock options granted under the Company’s Second Amended and Restated 2000 Equity Incentive Plan, except options granted to Mr. McGurk.
(2)	Reflects stock options not granted under the Plan. Of such options, 1/3 in each tranche vested on December 23 of each of 2011, 2012 and 2013.
(3)	Of such total options, 1/3 vested on March 31 of each 2015, 2016 and 2017.
(4)	Such options vested on August 11, 2012.
(5)	Such options vested on September 14, 2006.
(6)	Of such total options, 1/3 vested on October 18 of each 2008, 2009 and 2010.
(7)	Such options were issued in exchange for the termination of the AccessDM options and vested upon issuance on August 11, 2009.

(8)	Such options vested on October 21, 2012.
(9)	Of such total options, 1/3 vested on June 11 of each 2011, 2012 and 2013.
(10)	Such options vested on December 1, 2005.
(11)	Of such total options, 1/4 will vest on August 17 of each 2012, 2013, 2014 and 2015.
(12)	Of such total options, 1/3 will vest on October 15 of each of 2014, 2015 and 2016.
(13)	Of such total options, 1/3 will vest on October 13 of each of 2014, 2015 and 2016.

Directors

The following table sets forth certain information concerning compensation received by the Company’s Directors for services rendered as a director during the Last Fiscal Year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Peter C. Brown	23,000	50,000	73,000
Wayne L. Clevenger (1)	13,000	50,000	63,000
Matthew W. Finlay (1)	13,000	50,000	63,000
Martin B. O’Connor	13,000	50,000	63,000
Laura Nisonger Sims (2)	13,000	50,000	63,000

(1)	Such payments were paid to MidMark Investments.
(2)	Such payments were paid to Sageview Capital.

Each director who is not an employee of the Company is compensated for services as a director by receiving an annual cash retainer for Board service of $8,000; an annual stock retainer of $50,000 in Common Stock (based on grant date stock price); a committee retainer of $1,000 for participation on one or more committees (maximum of $1,000); and a per meeting fee for in-person attendance at Board meetings of $1,000.  In addition to the cash and stock retainers paid to all non-employee Directors for Board service, the Lead Independent Director receives a fixed amount to be determined by the Nominating and Governance Committee, in lieu of committee fees.  Additional compensation as a chairperson is paid if the Lead Independent Director chairs a committee.  The Company requires that Directors agree to retain 100% of their net after tax shares received for board service until separation from the Company.  In addition, the Directors are reimbursed by the Company for expenses of traveling on Company business, which to date has consisted of attending Board and Committee meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file.  Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company’s Common Stock failed to comply with Section 16(a) reporting requirements in the Company’s Last Fiscal Year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including receiving the written disclosures and letter from the independent registered public accounting firm as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2014 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Matthew W. Finlay, Chairman
Peter C. Brown
Laura Nisonger Sims

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed EisnerAmper LLP to do so again for the fiscal year ending March 31, 2015.

The Company’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper LLP for the fiscal years ended March 31, 2014 and 2013.  In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm.  The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.  Specifically, the Audit Committee has pre-approved the use of EisnerAmper LLP for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests Eisner to undertake on matters not required by laws or regulations.  In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by EisnerAmper LLP for these various services were:

	For the fiscal years ended March 31,
Type of Fees	2014	2013
(1) Audit Fees	$627,862	$428,469
(2) Audit-Related Fees	—	—
(3) Tax Fees	—	—
(4) All Other Fees	—	—
	$627,862	$428,469

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid EisnerAmper LLP for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2014 and 2013 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.  All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended March 31, 2014 and 2013, the Company retained a firm other than EisnerAmper LLP for tax compliance, tax advice and tax planning.

Appendix A

Language of New Section 4.1:

“FOURTH:  CAPITALIZATION

Section 4.1  Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred twenty-six million, two hundred forty-one thousand  (226,241,000) shares as follows: (i) two hundred eleven million, two hundred forty-one thousand (211,241,000) shares of common stock, of which two hundred ten million (210,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and  one million two hundred forty-one thousand  (1,241,000) shares shall be Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.”

A-1

Appendix B

AMENDMENT NO. 7
TO
SECOND AMENDED AND RESTATED
CINEDIGM CORP. 2000 EQUITY INCENTIVE PLAN

AMENDMENT NO. 7, dated as of ____________, 2014 (this “Amendment”), to the Second Amended and Restated 2000 Equity Incentive Plan (as amended, the “Plan”) of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp. and f/k/a Access Integrated Technologies, Inc.), a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of June 1, 2000; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation’s Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 9,300,000 shares to 14,300,000 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1.           The first sentence of Section 5.2 shall be revised and amended to read as follows:

“The total number of shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 14,300,000 shares.”

2.           This Amendment shall be effective as of the date first set forth above.

3.           In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEDIGM CORP.

By:
Name:
Title:

B-1

Appendix C

Language of New Section 4.1:

“FOURTH: CAPITALIZATION

Section 4.1  Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is [_________] (______) shares as follows: (i) [_________] (______) shares of common stock, of which [_________] (______) shares shall be Class A Common Stock, par value $.001 per share (the “Class A Common Stock”), and one million, two hundred forty-one thousand (1,241,000) shares shall be Class B Common Stock, par value $.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”); and (ii) Fifteen Million (15,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Effective Time”), each [___]1 shares of Class A Common issued and outstanding or held by the Company in treasury immediately prior to the Effective Time (collectively, the “Old Common Stock”) shall automatically without further action on the part of the Company or any holder of Old Common Stock, be reclassified, combined and changed into one fully paid and nonassessable share of new Class A Common Stock (collectively, the “New Common Stock”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified pursuant to this Certificate of Amendment, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth below. There shall be no fractional shares issued with respect to the New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer & Trust Company (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the applicable New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.”

________________________
1 The exact ratio will be within the range of two to ten, and will be determined by the Board prior to the Effective Time and publicly announced by the Corporation.

C-1

CINEDIGM CORP.
ATTN: GARY LOFFREDO
902 BROADWAY, 9TH FLOOR
NEW YORK, NY 10010

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Christopher J. McGurk 02 Adam M. Mizel 03 Gary S. Loffredo 04 Peter C. Brown 05 Wayne L. Clevenger
06 Matthew W. Finlay 07 Martin B. O'Connor, II 08 Laura Nisonger Sims

The Board of Directors recommends you vote FOR proposals 2., 3., 4., 5. and 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000217210_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

CINEDIGM CORP.
Annual Meeting of Stockholders
September 16, 2014 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. McGurk and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of CINEDIGM CORP. (the "Company") to be held on September 16, 2014 at 2:00 p.m. local time and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side

0000217210_2 R1.0.0.51160